[LETTERHEAD OF TANNER + CO.]


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in this Registration Statement on Form S-3 of our report dated March 12, 2002, relating to the financial statements of Sanguine Corporation and to the reference to our Firm under the caption "Interest of Named Experts and Counsel" in the Registration Statement.

                                        /s/ Tanner + Co.

Salt Lake City, Utah
May 7, 2002